AMENDMENT NUMBER THREE
                                        COUNTRYWIDE CREDIT INDUSTRIES, INC.
                                              1993 STOCK OPTION PLAN
                                    (AMENDED AND RESTATED AS OF MARCH 27, 1996)



         WHEREAS, Countrywide Credit Industries, Inc. (the "Company") desires to amend its 1993 Stock Option Plan, amended and restated as of March 27, 1996 (the "Plan"), to allow for the vesting of Director Options (as defined in the Plan) upon the death of a director;
    NOW, THEREFORE, the Plan shall be amended as follows effective February 18, 1998: 1. Subparagraph 5(e) shall be amended in its entirety to read as follows:

                  "(e) Subject to section 7(e) hereof, Director Options shall be fully exercisable in whole or in part at any time after one year from the date of grant of the Director Option, provided, however, that all Director Options granted to a Nonemployee Director shall be immediately exercisable in whole or in part in the case of such Nonemployee Director's death."

    IN WITNESS WHEREOF, the Company has caused this third amendment to be executed by its duly authorized officer this 18th day of February, 1998.

                         Countrywide Credit Industries, Inc.



                         By:  /s/_____________________
                                   Anne McCallion
                                   Managing Director

Attest:



/s/_______________________
Susan Bow
Assistant Secretary